Exhibit 10.3

PURCHASE AGREEMENT

among

DEERFIELD TRIARC CAPITAL CORP.

DEERFIELD TRIARC CAPITAL LLC

DEERFIELD TRIARC CAPITAL TRUST I

and

TABERNA PREFERRED FUNDING III, LTD.

_________________

Dated as of September 29, 2005

_________________

PURCHASE AGREEMENT

($25,000,000 Trust Preferred Securities)

THIS PURCHASE AGREEMENT, dated as of September 29, 2005 (this “Purchase Agreement”), is entered into among Deerfield Triarc Capital Corp., a Maryland corporation (the “Guarantor”), Deerfield Triarc Capital LLC, a Delaware limited liability company (the “Company”), and Deerfield Triarc Capital Trust I, a Delaware statutory trust (the “Trust”, and together with the Guarantor and the Company, the “Sellers”), and Taberna Preferred Funding III, Ltd. or its assignee (the “Purchaser”).

W I T N E S S E TH:

WHEREAS, the Sellers propose to issue and sell 50,000 Floating Rate Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security, bearing a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 3.5% (the “Preferred Securities”);

WHEREAS, the Purchaser desires to purchase 25,000 of the Preferred Securities;

WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase Fifty One Million Five Hundred Fifty Thousand Dollars ($51,550,000) in principal amount of the unsecured junior subordinated notes of the Company (the “Junior Subordinated Notes”);

WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of the Closing Date, among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the “Property Trustee”), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the “Delaware Trustee”), the Administrative Trustees named therein (in such capacities, the “Administrative Trustees”);

WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the “Indenture”), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”) and;

WHEREAS, the Preferred Securities will be guaranteed on a subordinated basis by the Guarantor as to the timely payment of distributions, and as to the timely payments on liquidation and redemption, to the extent set forth in the Parent Guarantee Agreement (the “Guarantee”) between the Guarantor and JPMorgan Chase Bank, National Association, a national banking association, as guarantee trustee.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.           Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the “Securities.” This Purchase Agreement, the Indenture, the Trust Agreement, the Guarantee and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

2..          Purchase and Sale of the Preferred Securities.

(a)         The Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust the Preferred Securities for an amount (the “Purchase Price”) equal to Twenty Five Million Dollars ($25,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Trust shall use the Purchase Price, together with the proceeds from the sale of the Common Securities and the proceeds from the sale of Preferred Securities purchased by another purchaser, to purchase the Junior Subordinated Notes.

(b)         Delivery or transfer of, and payment for, the Preferred Securities shall be made at 11:00 A.M. New York time, on September 29, 2005 or such later date (but not later than October 23, 2005) as the parties may mutually agree (such date and time of delivery and payment for the Preferred Securities being herein called the “Closing Date”). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Trust made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

(c)         Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in New York, New York, not later than 2:00 P.M. New York time on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, or such other place as the parties hereto shall agree.

3.           Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a)         The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

(b)         Hunton & Williams LLP, counsel for the Guarantor, the Company and the Trust (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex A-I hereto and the Company shall have furnished to the Purchaser a certificate signed by the Company’s Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Guarantor, the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(c)         The Purchaser shall have been furnished the opinion of Kelley Drye & Warren LLP, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex B hereto.

(d)         The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

(e)         The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex D hereto.

(f)          The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex E hereto.

(g)         Each of the Guarantor and the Company shall have furnished to the Purchaser a certificate of the Guarantor and the Company, as applicable, signed by its Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date to the effect that the representations and warranties of the Guarantor, the Company and the Trust in this Purchase Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied in all material respects with all the agreements and satisfied in all material respects all the conditions on either of their part to be performed or satisfied pursuant to the Operative Documents at or prior to the Closing Date.

(h)         The Guarantor and the Company shall have executed the Parent Guarantee Agreement and delivered same to JPMorgan Chase Bank, National Association, as Guarantee Trustee.

(i)          Prior to the Closing Date, the Guarantor, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, this Purchase Agreement and all the Purchaser’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

Notwithstanding any other condition contained herein, the obligations of the Sellers to perform any obligations hereunder shall be conditioned on the simultaneous execution, delivery and performance, as applicable, of that certain purchase agreement, dated as of the date hereof, between the Sellers and Bear, Stearns & Co. Inc.

Each certificate signed by any trustee of the Trust or any officer of the Guarantor or the Company and delivered to the Purchaser or the Purchaser’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Guarantor or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

4.           Representations and Warranties of the Guarantor, the Company and the Trust. The Guarantor or the Company and the Trust, as applicable, jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

(a)         None of the Guarantor, the Company or the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below) but not including Triarc Companies, Inc. or any of its direct or indirect subsidiaries, nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).

(b)         None of the Guarantor, the Company or the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c)         The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(d)         None of the Guarantor, the Company or the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e)         None of the Guarantor, the Company or the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of section 3(a) of the Investment Company Act.

(f)          None of the Guarantor, the Company or the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the preferred securities commission and/or the sales commission the Company has agreed to pay to Cohen Bros. & Company in the total amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) pursuant to the letter agreement between the Company and Cohen Bros. & Company, dated August 16, 2005.

(g)         The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”) with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

(h)         The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b) hereof, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

(i)          The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(j)          The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”).

(k)         The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the certain Junior Subordinated Note Purchase Agreement of even date herewith between the Company and the Trust (the “Junior Subordinated Note Purchase Agreement”, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(l)          This Purchase Agreement has been duly authorized, executed and delivered by the Company, the Guarantor and the Trust.

(m)        The Guarantee has been duly authorized by the Guarantor and, on the Closing Date, will have been duly executed and delivered by the Guarantor, and, assuming due authorization, execution and delivery by JPMorgan Chase Bank, National Association, will be a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(n)         Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Guarantor, the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws of the Guarantor or any subsidiary of the Guarantor (including the Company) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Guarantor or any of its subsidiaries (including the Company) or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Guarantor or any of the Guarantors’ subsidiaries (including the Company) pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Guarantor or any of its subsidiaries (including the Company) is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, materially adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) of the Guarantor and its subsidiaries (including the Company) taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”) or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Guarantor or any of its subsidiaries (including the Company) prior to its scheduled maturity.

(o)         The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Guarantor to be so qualified would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)         The Guarantor has no subsidiaries that are material to its business, financial condition or earnings other than those Subsidiaries listed in Schedule 1 attached hereto (collectively, the “Significant Subsidiaries”). Each Significant Subsidiary is a corporation, partnership or limited liability company duly incorporated, organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered, organized or formed, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. No Significant Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument, other than as required by applicable law, to which it is a party or is subject, from paying any dividends to the Guarantor, from making any other distribution on such Significant Subsidiary’s capital stock or other Equity Interests, from repaying to the Guarantor any loans or advances to such Significant Subsidiary from the Guarantor or from transferring any of such Significant Subsidiary’s properties or assets to the Guarantor or any other subsidiary of the Guarantor.

(q)         Each of the Trust, the Guarantor and each of the Significant Subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Guarantor nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Guarantor and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)          All of the issued and outstanding Equity Interests of the Guarantor and each of its subsidiaries are validly issued, fully paid and non-assessable; except as disclosed in the Interim Financial Statements, all of the issued and outstanding Equity Interests of each subsidiary of the Guarantor is owned by the Guarantor, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding Equity Interests of the Guarantor or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, articles of organization, certification of formation, certificate of limited partnership or operating agreement (collectively, “Organizational Documents”) by-laws of such entity or under any agreement to which the Guarantor or any of its subsidiaries is a party.

(s)          Neither the Guarantor nor any of its subsidiaries is (i) in violation of its respective Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Guarantor or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)          There is no action, suit or proceeding before or by any Governmental Entity, or arbitrator, domestic or foreign, now pending or, to the knowledge of the Guarantor, the Company or the Trust after due inquiry, threatened against or affecting the Guarantor, the Trust or the Company or any of the Guarantor’s subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, materially adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Guarantor, the Trust, the Company or any of the Guarantor’s subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(u)         The accountants of the Guarantor who certified the Financial Statements (as defined below) are independent public accountants of the Guarantor and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(v)         The audited consolidated financial statements (including the notes thereto) and schedules of the Guarantor and its consolidated subsidiaries for the fiscal year ended December 31, 2004 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended June 30, 2005 (the “Interim Financial Statements”) provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Guarantor and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the Guarantor and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise noted therein).

(w)        None of the Trust, the Guarantor nor any of the Guarantor’s subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Guarantor or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Guarantor and all of the Guarantor’s subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(x)         Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) material adverse change in the condition (financial or other), earnings, business or assets of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”) or (B) any dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock other than regular quarterly dividends on the Guarantor’s common stock.

(y)         The documents of the Guarantor filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Guarantor’s most recent Annual Report on Form 10-K, at the time they were filed by the Guarantor with the Commission (collectively, the “1934 Act Reports”), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Guarantor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Guarantor or any of its subsidiaries is a party. The Guarantor is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(z)         No labor dispute with the employees of the Trust, the Guarantor or any of the Guarantor’s subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Guarantor, is imminent, except those which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)       No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Guarantor of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Guarantor of the transactions contemplated by the Operative Documents.

(bb)       Each of the Trust, the Guarantor and each subsidiary of the Guarantor has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Guarantor or any subsidiary of the Guarantor holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, reasonably be expect to have a Material Adverse Effect, and none of the Trust, the Guarantor or any subsidiary of the Guarantor has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Guarantor or any subsidiary of the Guarantor under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)       [Reserved].

(dd)       Commencing with its taxable year ended December 31, 2004 the Guarantor has been, and upon the completion of the transactions contemplated hereby, the

Guarantor will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Guarantor’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Guarantor expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2005 and succeeding taxable years.

(ee)       The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns required to be filed by them or have obtained a valid extension for such filing, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(ff)        The Trust will not be subject to U.S. federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company on the Junior Subordinated Notes will be deductible by the Company, in whole or in part, for U.S. federal income tax purposes, and the Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. There are no rulemaking or similar proceedings before the U.S. Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could reasonably be expected to result in a Material Adverse Effect.

(gg)       The books, records and accounts of the Guarantor and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Guarantor and its subsidiaries. The Guarantor, for itself and its subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)       The Guarantor and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Guarantor or any of the Significant Subsidiaries or the Guarantor’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Guarantor and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. None of the Guarantor, the Company or any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, none of the Guarantor, the Company or any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(ii)         None of the Guarantor or any of its subsidiaries or any person acting on behalf of the Guarantor and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has , directly or indirectly, while acting on behalf of the Guarantor and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(jj)         The information provided by the Guarantor, the Company and the Trust pursuant to this Purchase Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kk)	The Guarantor and its subsidiaries do not own or lease any real property.

5.           Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

(a)         The Purchaser is aware that the Preferred Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b)         The Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)         Neither the Purchaser, nor any of the Purchaser’s affiliates, nor any person acting on the Purchaser’s or the Purchaser’s Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

(d)         The Purchaser understands and acknowledges that (i) no public market exists for any of the Preferred Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Preferred Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Preferred Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Preferred Securities.

(e)         The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Preferred Securities.

(f)          This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

(g)         The Purchaser is a “Qualified Purchaser” as such term is defined in section 2(a)(51) of the Investment Company Act.

6.          Covenants and Agreements of the Company, the Guarantor and the Trust. The Company, the Guarantor and the Trust jointly and severally agree with the Purchaser as follows:

(a)         During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their commercially reasonable efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

(b)         The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchaser in writing may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser in writing of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)         None of the Guarantor, the Company or the Trust will, nor will any of them permit any of its Affiliates to, nor will any of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Securities that have been acquired by any of them.

(d)         None of the Guarantor, the Company or the Trust will, nor will any of them permit any of their Affiliates or any person acting on their behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e)         None of the Guarantor, the Company or the Trust will, nor will any of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f)          None of the Guarantor, the Company or the Trust will, nor any either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

(g)         So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) none of the Guarantor, the Company or the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h)         Each of the Guarantor, the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Taberna Capital Management, LLC (at 450 Park Avenue, 23rd Floor, New York, New York 10022, or such other address as designated by Taberna Capital Management, LLC) and (iii) any beneficial owner of the Securities reasonably identified to the Guarantor, the Company and the Trust (which identification may be made by either such beneficial owner or by Taberna Capital Management, LLC), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Guarantor, the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, and not later than ninety (90) days after the end of each fiscal year of the Guarantor. The Company shall also furnish an Officer’s Certificate to the parties identified in the first sentence of this Section 6(h) hereof certifying that the Company is in compliance with the covenant specified in Section 10.6(d) of the Indenture, which such certificate shall be so furnished at the same time as the certificate specified in the first sentence of this Section 6(h) is required to be furnished and within ten (10) days after any such party makes a request for such certification.

(i)          Each of Guarantor, the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Guarantor the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

(j)          None of the Guarantor, the Company or the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser’s prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities, provided that such consent shall only be withheld if the Purchaser determines, in its sole and absolute discretion exercised in good faith, that there is a reasonable possibility that such issuance could be integrated with the issue and sale of the Preferred Securities under the Securities Act. For the avoidance of doubt, the parties hereto agree that any preferred securities issued by a statutory trust, other than the Trust, which such securities have an interest rate, interest payment dates and maturity date that are different from the Preferred Securities would not be deemed to be substantially similar to the Preferred Securities and shall not be subject to the limitations set forth in the first sentence of this Section 6(j).

(k)         The Guarantor will use its commercially reasonable efforts to meet the requirements to qualify as a REIT under sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2005 (and each fiscal quarter of such year) and succeeding taxable years.

(l)          The Purchaser is granted the right under the Indenture and the Trust Agreement to request the substitution of new notes for all or a portion of the Junior Subordinated Notes held by the Trust. The Trust is required under the terms of the Indenture and the Trust Agreement to accept such newly issued notes (the “Replacement Notes”) and surrender a like amount of Junior Subordinated Notes to the Trust. The Replacement Notes shall bear terms identical to the Junior Subordinated Notes with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Purchaser. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Notes vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Junior Subordinated Notes. Each of the Guarantor, the Company and the Trust acknowledges and agrees that, to the extent of the principal amount of the Replacement Notes issued to the Trust under the Indenture, the Purchaser (and each successor to Purchaser’s interest in the Preferred Securities) will require the Trust to issue a new series of Preferred Securities having a principal amount equal to the principal amount of the Replacement Notes (the “Replacement Securities”) to designated holders of Preferred Securities, provided that any such Replacement Securities, and any distributions from the Trust to the holders of Replacement Securities, must relate solely to the Trust’s interest in the Replacement Notes and in no event will the Preferred Securities other than the Replacement Securities share in the returns from any Replacement Notes and in no event will the Replacement Securities receive payments other than payments in respect of the Replacement Notes. The Replacement Securities shall have payment dates (and corresponding redemption date and maturity date) that correspond to the payment dates and maturity dates of the Replacement Notes. Each of the Guarantor, the Company and the Trust agrees to cooperate with all reasonable requests of Purchaser in connection with any of the foregoing, provided that no action requested of the Guarantor, the Company or the Trust in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Guarantor, the Company or the Trust pursuant to such documents.

7.           Payment of Expenses. The Guarantor and the Company, as depositor of the Trust, agree to pay all costs and expenses incident to the performance of the obligations of the Guarantor, the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b) hereof; (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Guarantor, the Company or the Trust; (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually; (v) the reasonable and actual fees and expenses of Kelley Drye & Warren LLP, special counsel retained by Taberna Capital Management, LLC not to exceed $35,000; and (vi) a due diligence fee in an amount equal to $12,500 payable to Cohen Bros. & Company. Nothing in this Section 7 shall require duplication of the foregoing expenses in connection with a sale of the Preferred Securities pursuant to any other purchase agreement.

If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by the

Guarantor, the Company or the Trust is not satisfied, or because of any failure, refusal or inability on the part of either of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the reasonable and actual fees and expenses of each of the Purchaser’s counsel specified in subparagraphs (iv) and (v) of the immediately preceding paragraph but not to exceed $35,000) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

8.           Indemnification.       (a)  The Sellers agree, jointly and severally, to indemnify and hold harmless the Purchaser, the Purchaser’s affiliates, Taberna Capital Management, LLC, Cohen Bros. & Company, and their respective affiliates (collectively, the “Indemnified Parties”) each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in any information or documents furnished to the Purchaser by or on behalf of the Sellers, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the breach or alleged breach of any representation, warranty or agreements of the Sellers contained herein, and agree, jointly and severally, to reimburse each Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that any of the Sellers may otherwise have.

(b)         The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

(c)         Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the

Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party in good faith believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9.           Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the reasonable discretion of the Purchaser, exercised in good faith, by written notice given to the Guarantor, the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Guarantor’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Guarantor’s debt securities or preferred stock, (ii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iii) a suspension or material limitation in trading in any of the Guarantor’s securities shall have occurred on the exchange or quotation system upon which the Guarantor’s securities are traded, if any, (iv) a general moratorium on commercial business activities shall have been declared either by federal authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s reasonable judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Guarantor, the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Guarantor, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Purchase Agreement.

10.         Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11.         Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser c/o Taberna Capital Management, LLC, 450 Park

Avenue, 23rd Floor, New York, New York 10022, Attention: Mitchell Kahn, Facsimile: (212) 735-1499; with a copy to Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attention: Gregory McKenzie, Facsimile: (212) 808-7897 or other address as the Purchaser shall designate for such purpose in a notice to the Company and the Trust; and if sent to the Company or the Trust, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at Deerfield Triarc Capital Corp., 8700 West Bryn Mawr, 12th Floor, Chicago, IL 60631, Attention: General Counsel, Facsimile: (773) 380-1601, with a copy to Hunton & Williams, LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219; Facsimile: (804) 788-8218; Attention: Daniel M. LeBey, or such other address as the Guarantor or the Company shall designate for such purpose in a notice to the Purchaser.

12.         Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Guarantor, the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Guarantor’s, the Company’s or the Trust’s consent; provided that the assignee assumes all of the obligations of the Purchaser under this Purchase Agreement.

13.         Applicable Law. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14.         Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

15.         Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

DEERFIELD TRIARC CAPITAL LLC
By:	/s/ Robert E. Armour
Name: Robert E. Armour Title: Chief Financial Officer

DEERFIELD TRIARC CAPITAL TRUST I
By: DEERFIELD TRIARC CAPITAL LLC, as Depositor
By:	/s/ Robert E. Armour
Name: Robert E. Armour Title: Chief Financial Officer

DEERFIELD TRIARC CAPITAL CORP.
By:	/s/ Robert E. Armour
Name: Robert E. Armour Title: Chief Financial Officer

TABERNA PREFERRED FUNDING III, LTD.
By:	/s/ John Cullinane
Name: John Cullinane Title: Director